Exhibit 4.1

EXECUTION VERSION

NORDSON CORPORATION

MASTER NOTE PURCHASE AGREEMENT

Dated as of June 22, 2018

Initial Issuance of $350,000,000 of Senior Notes

$90,000,000 3.71% Senior Notes, Series 2018-A, due June 22, 2023

$70,000,000 3.82% Senior Notes, Series 2018-B, due June 24, 2024

$60,000,000 3.92% Senior Notes, Series 2018-C, due June 23, 2025

$40,000,000 3.99% Senior Notes, Series 2018-D, due June 22, 2026

$40,000,000 4.07% Senior Notes, Series 2018-E, due June 22, 2028

$20,000,000 4.12% Senior Notes, Series 2018-F, due June 22, 2029

$30,000,000 4.17% Senior Notes, Series 2018-G, due June 24, 2030

Series 2018-A PPN: 655663 F#4

Series 2018-B PPN: 655663 G*7

Series 2018-C PPN: 655663 G@5

Series 2018-D PPN: 655663 G#3

Series 2018-E PPN: 655663 H*6

Series 2018-F PPN: 655663 H@4

Series 2018-G PPN: 655663 H#2

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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EXHIBITS AND SCHEDULES

SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

EXHIBIT A	—	FORM OF SERIES 2018-A NOTE
EXHIBIT B	—	FORM OF SERIES 2018-B NOTE
EXHIBIT C	—	FORM OF SERIES 2018-C NOTE
EXHIBIT D	—	FORM OF SERIES 2018-D NOTE
EXHIBIT E	—	FORM OF SERIES 2018-E NOTE
EXHIBIT F	—	FORM OF SERIES 2018-F NOTE
EXHIBIT G	—	FORM OF SERIES 2018-G NOTE
EXHIBIT H	—	FORM OF SUPPLEMENT
EXHIBIT I	—	FORM OF OPINION OF COMPANY COUNSEL
EXHIBIT J	—	FORM OF COMPLIANCE CERTIFICATE
SCHEDULE 8G	—	AGREEMENTS RESTRICTING INDEBTEDNESS

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NORDSON CORPORATION

28601 Clemens Road

Westlake, Ohio 44145

As of June 22, 2018

TO EACH OF THE PURCHASERS LISTED IN

THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

The undersigned, Nordson Corporation, an Ohio corporation (herein called the “Company”), hereby agrees with you as set forth below. Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

1. AUTHORIZATION OF SERIES 2018 NOTES.

1A. Description of Notes to be Initially Issued. On the terms and conditions set forth in this Master Note Purchase Agreement, dated as of June 22, 2018 (the “Agreement”), the Company has authorized the issue and sale of $350,000,000 aggregate principal amount of its Senior Notes consisting of (i) $90,000,000 aggregate principal amount of its 3.71% Senior Notes, Series 2018-A, due June 22, 2023 (the “Series 2018-A Notes”); (ii) $70,000,000 aggregate principal amount of its 3.82% Senior Notes, Series 2018-B, due June 24, 2024 (the “Series 2018-B Notes”); (iii) $60,000,000 aggregate principal amount of its 3.92% Senior Notes, Series 2018-C, due June 23, 2025 (the “Series 2018-C Notes”); (iv) $40,000,000 aggregate principal amount of its 3.99% Senior Notes, Series 2018-D, due June 22, 2026 (the “Series 2018-D Notes”); (v) $40,000,000 aggregate principal amount of its 4.07% Senior Notes, Series 2018-E, due June 22, 2028 (the “Series 2018-E Notes”); (vi) $20,000,000 aggregate principal amount of its 4.12% Senior Notes, Series 2018-F, due June 22, 2029 (the “Series 2018-F Notes”); and (vii) $30,000,000 aggregate principal amount of its 4.17% Senior Notes, Series 2018-G, due June 24, 2030 (the “Series 2018-G Notes” and collectively with the Series 2018-A Notes, the Series 2018-B Notes, the Series 2018-C Notes, the Series 2018-D Notes, the Series 2018-E Notes, and the Series 2018-F Notes, the “Series 2018 Notes”, such term to include any such notes issued in substitution or exchange therefor pursuant to paragraph 11D hereof). The Series 2018 Notes shall be substantially in the forms set out in Exhibit A, Exhibit B, Exhibit C, Exhibit D, Exhibit E, Exhibit F, and Exhibit G, with such changes therefrom, if any, as may be approved by you and the Company.

1B. Additional Series of Notes. In addition to the issuance and sale of the Series 2018 Notes, the Company may from time to time issue and sell one or more additional series of notes (the “Additional Notes” and together with the Series 2018 Notes, the “Notes”) pursuant to this Agreement, provided that the aggregate principal amount of all Additional Notes issued pursuant to this Agreement shall not exceed Five Hundred Million Dollars ($500,000,000.00). Each series of Additional Notes will be issued pursuant to a supplement to this Agreement (a “Supplement”) in substantially the form of Exhibit H, and will be subject to the following terms and conditions:

(i) the designation of each series of Additional Notes shall distinguish such series from the Notes of all other series;

(ii) each series of Additional Notes may consist of different and separate tranches and may differ as to currency denominated outstanding principal amounts, maturity dates, interest rates and premiums or make-whole amounts, if any, and price and terms of redemption or payment prior to maturity;

(iii) all Notes issued under this Agreement, including pursuant to any Supplement, shall rank pari passu with each other and all other senior unsecured Indebtedness of the Company and its Subsidiaries;

(iv) each series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory or optional prepayments, if any, on the dates and with the make-whole amounts, premiums or breakage amounts, if any, as are provided in the Supplement under which such Additional Notes are issued, and shall have such additional or different conditions precedent to closing and such additional or different representations and warranties or, other terms and provisions as shall be specified in such Supplement; and

(v) except to the extent provided in foregoing clause (iv), all of the provisions of this Agreement shall apply to all Additional Notes.

1C. Guaranty Agreement. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be guaranteed by each Subsidiary that, on or after the date of the Closing, is or becomes a guarantor under the Primary Credit Facility (individually, a “Guarantor of Payment” and collectively, the “Guarantors of Payment”), pursuant to a Guaranty Agreement in form and substance substantially similar to the form of guarantee, if any, given by any Subsidiary to the lenders under the Primary Credit Facility and otherwise completed in a manner reasonably satisfactory to you, as it hereafter may be amended or supplemented from time to time with the consent of the Guarantors (the “Guaranty Agreement”).

1D. Additional Interest. If the Leverage Ratio at any time exceeds 3.75 to 1.00, as evidenced by a Compliance Certificate delivered pursuant to paragraph 5A(iii), the interest rate payable on the Notes shall be increased by 0.50% per annum (the “Incremental Interest”). Such Incremental Interest shall begin to accrue on the first day of the fiscal quarter following the fiscal quarter in respect of which such Compliance Certificate was delivered, and shall continue to accrue until the Company has provided a Compliance Certificate pursuant to paragraph 5A(iii) demonstrating that, as of the last day of the fiscal quarter in respect of which such Compliance Certificate is delivered, the Leverage Ratio is not more than 3.75 to 1.00. In the event such Compliance Certificate is delivered, the Incremental Interest shall cease to accrue on the last day of the fiscal quarter in respect of which such Compliance Certificate is delivered. The Incremental Interest will become due and payable to the holders of the Notes on the earlier of (a) the next interest payment date with respect to the Notes, or (b) the date the Notes shall have become due and payable as a result of their maturity or acceleration.

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2. PURCHASE AND SALE OF NOTES; CLOSING.

2A. Purchase and Sale of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and each of the other purchasers named in Schedule A (the “Other Purchasers”), and you and the Other Purchasers will purchase from the Company, at the Closing provided for in paragraph 3 hereof, Notes in the denomination, principal amount and series specified opposite your names in Schedule A at the purchase price of 100% of the principal amount thereof. Your obligation hereunder and the obligations of the Other Purchasers are several and not joint obligations and you shall have no liability to any Person for the performance or non-performance by any Other Purchaser hereunder.

2B. Closing. The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Foley & Lardner LLP, 321 N. Clark Street, Suite 2800, Chicago, Illinois 60654 at 9:00 a.m., Chicago time, at a closing (the “Closing”) on any Business Day on or prior to June 22, 2018 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company (for the benefit of the Company) to account number 000-075-1166, Nordson Corporation, at KeyBank, National Association, ABA No. 041001039. If at the Closing the Company fails to tender such Notes to you as provided above in this paragraph 2B, or any of the conditions specified in paragraph 3 hereof shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

3. CONDITIONS OF CLOSING. Each Purchaser’s obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder at the Closing is subject to the satisfaction, prior to or at the Closing, of the following conditions:

3A. Certain Documents. Such Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser dated the date of the Closing unless otherwise indicated, and, on the date of the Closing, in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:

(i) The Note(s) to be purchased by such Purchaser on the date of Closing in the form of Exhibit A, Exhibit B, Exhibit C, Exhibit D, Exhibit E, Exhibit F and/or Exhibit G, as applicable, hereto;

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(ii) a Secretary’s Certificate signed by the Secretary or Assistant Secretary and one other officer of the Company and each Guarantor of Payment, if any, certifying, among other things (a) as to the name, titles and true signatures of the officers of the Company or such Guarantor of Payment authorized to sign this Agreement, the Notes being delivered on the date of the Closing, any Guaranty Agreement or Confirmations being delivered on the date of the Closing and the other documents to be delivered in connection with this Agreement, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation document of the Company or such Guarantor of Payment, as applicable, certified by the Secretary of State of the state of organization of the Company or such Guarantor of Payment, as applicable, as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of the Company or such Guarantor of Payment, as applicable, which were duly adopted and are in effect as of the date of the Closing and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d) below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of the Company or such Guarantor of Payment, as applicable, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of agreements necessary to effect the transactions in connection with this Agreement, and that such resolutions have not been amended, modified, revoked or rescinded, and are in full force and effect and are the only resolutions of the shareholders, partners or members of the Company or such Guarantor of Payment or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, and (e) that no dissolution or liquidation proceedings as to the Company or any Subsidiary have been commenced or are contemplated;

(iii) a certificate of corporate or other type of entity and tax good standing for the Company from the Secretary of State of the state of organization of the Company; and

(iv) such other certificates, documents and agreements as you may reasonably request.

3B. Opinion of Special Counsel for the Purchasers. Such Purchaser shall have received from Foley & Lardner LLP, or such other counsel who is acting as special counsel for such Purchaser in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

3C. Opinion of Company’s Counsel. Such Purchaser shall have received from Taft Stettinius & Hollister LLP, special counsel for the Company (or such other counsel designated by the Company and acceptable to such Purchaser), a favorable opinion satisfactory to such Purchaser, dated as of the date of the Closing, and substantially in the form of Exhibit I attached hereto and as to such other matters as such Purchaser may reasonably request. The Company, by its execution hereof, hereby requests and authorizes such special counsel to render such opinions and to allow such Purchaser to rely on such opinions, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such request and authorization, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

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3D. Representations and Warranties; No Default; Satisfaction of Conditions. The representations and warranties contained in paragraph 8 hereof shall be true on and at the time of Closing, both before and immediately after giving effect to the issuance of the Notes to be issued on the Closing and to the consummation of any other transactions contemplated hereby; there shall exist on the Closing no Event of Default or Default, both before and immediately after giving effect to the issuance of the Notes to be issued on the date of the Closing and to the consummation of any other transactions contemplated hereby; the Company shall have performed all agreements and satisfied all conditions required under this Agreement to be performed or satisfied on or before the date of the Closing; and the Company shall have delivered to such Purchaser an Officer’s Certificate, dated as of the Closing, to each such effect.

3E. Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the date of the Closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as it may request to establish compliance with this condition. All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of this Agreement and the Notes to be issued on the date of the Closing or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.

3F. Compliance Certificates. The Company shall have delivered to you such certificates, in form and substance satisfactory to such Purchaser, demonstrating that the issuance of the Notes on the date of the Closing is in compliance with the provisions of the Primary Credit Facility and any other Material Indebtedness Agreement as such Purchaser shall request, showing computations in reasonable detail.

3G. Private Placement Numbers. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained by Foley & Lardner LLP for each series of the Series 2018 Notes.

3H. Fees and Expenses. Without limiting the provisions of paragraph 11B hereof, the Company shall have paid the reasonable fees, charges and disbursements of any special counsel to the Purchasers in connection with this Agreement or the transactions contemplated hereby to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

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3I. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

3J. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in paragraph 3 hereof including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

4. PREPAYMENTS. The Series 2018 Notes shall be subject to prepayment only with respect to the required prepayments specified in paragraph 4A hereof, if any, the optional prepayments permitted by paragraph 4B hereof, and upon acceleration pursuant to paragraph 7A hereof.

4A. No Scheduled Prepayments. No regularly scheduled prepayments are due on the Series 2018 Notes prior to their stated maturity.

4B. Optional Prepayment With Yield-Maintenance Amount. The Company may, at its option, prepay in whole at any time or from time to time in part (in integral multiples of $1,000,000 and in a minimum amount of $5,000,000 on any one occurrence) one or more series of the Notes, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a series of Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal thereof (including the required payment of principal due upon the maturity thereof) as selected by the Company. If a Default or an Event of Default is then existing, the Company will not prepay any Notes of any series unless the Company shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of all series at the time outstanding upon the same terms and conditions.

4C. Notice of Optional Prepayment. The Company shall give the holder of each series of Notes to be prepaid pursuant to paragraph 4B hereof irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date (which shall be a Business Day), specifying such prepayment date and the aggregate principal amount of each series of Notes, and the Notes held by such holder, to be prepaid on such date, and stating that such prepayment is to be made pursuant to paragraph 4B hereof. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date.

4D. Application of Prepayments. In the case of each prepayment of less than the entire outstanding principal amount of all Notes of the series to be prepaid pursuant to paragraphs 4A or 4B hereof, the principal amount so prepaid shall be allocated pro rata to all Notes of such series at the time outstanding in proportion to the respective outstanding principal amounts thereof.

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4E. No Acquisition of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A hereof), or purchase or otherwise acquire, directly or indirectly, Notes of any series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such series held by each other holder of Notes of such series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.

5. AFFIRMATIVE COVENANTS. From the date of Closing and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

5A. Financial Statements. The Company covenants that it will deliver to each holder:

(i) within forty-five (45) days after the end of each of the first three (3) quarter-annual periods of each fiscal year of the Company, balance sheets of the Company as of the end of such period and statements of income (loss), stockholders’ equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated basis, in accordance with GAAP, and in form and detail satisfactory to the Required Holders and certified by a Financial Officer of the Company; provided that delivery of the Company’s quarterly report for any fiscal quarter of the Company on Form 10-Q as filed with the SEC shall satisfy the requirements of this subpart (i); and provided further, the Company’s public filing of Form 10-Q with the SEC for any fiscal quarter shall satisfy the requirements of this subpart (i);

(ii) within ninety (90) days after the end of each fiscal year of the Company, (a) an annual audit report of the Company for that year prepared on a Consolidated and consolidating (but only as to the Company and its Subsidiaries) basis, in accordance with GAAP, and in form and detail satisfactory to the Required Holders and certified by an independent public accountant satisfactory to the Required Holders, which report shall include balance sheets and statements of income (loss), stockholders’ equity and cash-flow for that period, provided that delivery of the Company’s annual report for any fiscal year of the Company on Form 10-K as filed with the SEC shall satisfy the requirements of this subpart (ii)(a); and (b) a certificate by such accountant setting forth the Defaults and Events of Default coming to its attention during the course of its audit or, if none, a statement to that effect; and provided further, the Company’s public filing of Form 10-K for any fiscal year with the SEC shall satisfy the requirements of this subpart (ii)(a) and (ii)(b);

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(iii) concurrently with the delivery or the public filing of the financial statements in (i) and (ii) above, a Compliance Certificate; and

(iv) as soon as available, copies of all notices, reports, definitive proxy statements and other documents that are publicly available and sent by the Company to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by the Company (in final form) to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of the Company’s securities.

5B. Electronic Delivery. Documents required to be delivered pursuant to Paragraph 5A(i), (ii), or (iv) (to the extent that any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address; or (ii) on which such documents are posted on the Company’s behalf on an Internet website, if any, to which each holder has access.

5C. Franchises. The Company will and shall cause each of its Subsidiaries to preserve and maintain at all times its existence, rights and franchises, except as otherwise permitted pursuant to paragraph 6D hereof; provided that the Company shall not be required to preserve or maintain such rights or franchises where the failure to do so will not have a Material Adverse Effect.

5D. ERISA Compliance. None of the Company or its Subsidiaries shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. The Company shall promptly notify each holder of any material taxes assessed, proposed to be assessed or that the Company has reason to believe may be assessed against the Company or any of its Subsidiaries by the Internal Revenue Service with respect to any ERISA Plan. As used in this paragraph 5E “material” means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of the Consolidated Total Assets of the Company.

5E. Notice. The Company covenants that it will promptly notify all holders whenever, to the knowledge of a Financial Officer (a) any Default or Event of Default has occurred or is likely to occur hereunder, or (b) any default, or event with which the passage of time or the giving of notice, or both, would cause a default, shall have occurred under any Material Indebtedness Agreement.

5F. Environmental Compliance. Except where the failure to do so would not have or result in a Material Adverse Effect, the Company covenants that it will, and shall cause each Subsidiary to, (i) comply in all respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which the Company or any Subsidiary owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise and (ii) not allow the release or disposal

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of hazardous waste, solid waste or other wastes on, under or to any real property in which the Company or any of its Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law. The Company shall defend, indemnify and hold the holders of Notes harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys’ fees) arising out of or resulting from the noncompliance of the Company or any of its Subsidiaries with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

5G. Pari Passu Ranking. The Company covenants that the obligations of the Company under this Agreement and the Notes shall, and that it will, and will cause each Subsidiary to, take all necessary action to ensure that the obligations of the Company under this Agreement and the Notes shall, at all times rank at least pari passu in right of payment (to the fullest extent permitted by law) with all other senior unsecured Indebtedness of the Company and its Subsidiaries.

6. NEGATIVE COVENANTS. From the date of Closing and so long thereafter as any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:

6A. Financial Covenants.

6A(1). Leverage Ratio. The Company covenants that it shall not suffer or permit for the most recently completed four (4) fiscal quarters of the Company, the Leverage Ratio to exceed 3.75 to 1.00; provided that, upon notice by the Company to the holders of Notes, as of the last day of the fiscal quarter in which a Qualified Acquisition is consummated and the last day of each of the four consecutive fiscal quarters ending immediately after such initial fiscal quarter in which such Qualified Acquisition was consummated (which, collectively shall be deemed to be one occasion), such ratio may be greater than 3.75 to 1.00, but in no event greater than 4.00 to 1.00. If the Leverage Ratio exceeds 3.75 to 1.00 as permitted pursuant to the proviso in the foregoing sentence, the Company shall pay the Incremental Interest provided for in paragraph 1D; provided, however, that the Company shall not permit the Leverage Ratio to be greater than 3.75 to 1.00 on more than three separate occasions during the term of this Agreement and the Notes.

6A(2). Interest Coverage Ratio. The Company covenants that it shall not suffer or permit for the most recently completed four (4) fiscal quarters of the Company, the Interest Coverage Ratio to be less than 2.00 to 1.00.

6B. Indebtedness. The Company covenants that it will not and shall not permit any of its Subsidiaries to create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this paragraph 6B shall not apply to:

(i) the Notes;

(ii) the unsecured Indebtedness of the Company under the Primary Credit Facility in an aggregate principal amount not to exceed Eight Hundred Fifty Million Dollars ($850,000,000);

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(iii) the unsecured Indebtedness of the Company under the NYLIM Note Purchase Agreement in an aggregate principal amount not to exceed Two Hundred and Million Dollars ($200,000,000);

(iv) the unsecured Indebtedness of the Company under the 2012 Senior Note Purchase Agreement in an aggregate amount not to exceed Two Hundred Million Dollars ($200,000,000);

(v) the unsecured Indebtedness of the Company under the 2015 Senior Note Purchase Agreement in an aggregate amount not to exceed One Hundred Million Dollars ($100,000,000);

(vi) the unsecured Indebtedness of the Company owing to The Bank of Tokyo-Mitsubishi UFJ, Ltd. up to the Dollar Equivalent of One Billion Japanese Yen (¥1,000,000,000) (the “Company-BTMU Debt”);

(vii) the unsecured Indebtedness under the Nordson Holdings S.a.r.l. Credit Agreement in an aggregate amount not to exceed of Two Hundred Million Euros (€200,000,000);

(viii) the unsecured Indebtedness of the Company under the 2015 Term Loan Agreement in an aggregate amount not to exceed Two Hundred Million Dollars ($200,000,000);

(ix) the unsecured Indebtedness of the Company under the 2017 Term Loan Agreement in an aggregate amount not to exceed Seven Hundred Five Million Dollars ($705,000,000);

(x) the unsecured Indebtedness of the Company under the 2018 Term Loan Agreement in an aggregate amount not to exceed One Hundred Million Dollars ($100,000,000);

(xi) loans or capital leases to the Company or any of its Subsidiaries for the purchase or lease of fixed assets, which loans or leases are secured by the assets being purchased or leased, so long as the aggregate principal amount of all such loans and leases for the Company and its Subsidiaries do not exceed the greater of (a) One Hundred Million Dollars ($100,000,000) and (b) an amount equal to five percent (5%) of Consolidated Total Assets at any time;

(xii) Indebtedness owed by the Company or a Subsidiary (other than the Receivables Subsidiary) to the Company or another Subsidiary (other than the Receivables Subsidiary);

(xiii) Indebtedness of the Receivables Subsidiary under the Permitted Receivables Facility, so long as (a) the funded amount, together with any other Indebtedness thereunder, does not exceed the greater of (1) Two Hundred Million Dollars ($200,000,000) and (2) an amount equal to ten percent (10%) of Consolidated Total Assets at any time, and (b) the Company provides a copy of the documents evidencing such transaction to each holder;

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(xiv) Indebtedness constituting Guaranty Obligations to the extent permitted by Section 6H; and

(xv) additional Indebtedness of the Company or any Subsidiary, to the extent not otherwise permitted pursuant to any of the foregoing clauses of this paragraph 6B, so long as (a) the Company will be in pro forma compliance as of the applicable measurement period with paragraph 6A hereof after giving effect to the incurrence of such Indebtedness, (b) no Event of Default shall exist prior to or after giving effect to the incurrence of any such Indebtedness and (c) after giving effect to the incurrence of such Indebtedness by any Subsidiary, the amount of outstanding Priority Indebtedness does not exceed an amount equal to twenty percent (20%) of Consolidated Total Assets.

6C. Liens. The Company covenants and warrants that it will not, and will not permit any Subsidiary to create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this paragraph 6C shall not apply to the following:

(i) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(ii) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (a) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (b) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(iii) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of the Company or any of its Subsidiaries;

(iv) Liens securing the Notes;

(v) Liens on fixed assets securing the loans or capital leases pursuant to paragraph 6B(xi) hereof, provided that such Lien only attaches to the property being acquired or leased;

(vi) Liens on the Receivables Related Assets in connection with the Permitted Receivables Facility securing the obligations under the Permitted Receivables Facility; and

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(vii) any other Liens, to the extent not otherwise permitted pursuant to subparts (i) through (vi) hereof, so long as the aggregate amount of Priority Indebtedness does not exceed at any time, for the Company and all Subsidiaries, an amount equal to twenty percent (20%) of Consolidated Total Assets; provided, however, that no Liens that secure any obligations of the Company under the Primary Credit Facility, the NYLIM Note Purchase Agreement, the 2012 Senior Note Purchase Agreement, the 2015 Senior Note Purchase Agreement, the Nordson Holdings S.a.r.l. Credit Agreement, the 2015 Term Loan Agreement, the 2017 Term Loan Agreement, the 2018 Term Loan Agreement or the Company-BTMU Debt, shall be permitted under this clause (vii).

The Company shall not, and shall not permit any Subsidiary (other than the Receivables Subsidiary) to, enter into any Material Indebtedness Agreement (other than any contract or agreement entered into in connection with the Indebtedness permitted to be incurred pursuant to paragraph 6B(ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xiv), or (xv) hereof that would prohibit the holders of the Notes from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of the Company or any of Subsidiaries.

6D. Merger and Sale of Assets. The Company covenants that it will not, and will not permit any Subsidiary to, merge or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

(i) any Subsidiary (other than the Receivables Subsidiary) may merge with (a) the Company (provided that the Company shall be the continuing or surviving Person), or (b) any other Subsidiary (other than the Receivables Subsidiary);

(ii) the Company may sell, lease, transfer or otherwise dispose of any of its assets to any Subsidiary (other than the Receivables Subsidiary) and any Subsidiary (other than the Receivables Subsidiary) may sell, lease, transfer or otherwise dispose of any of its assets to (a) the Company, or (b) any Subsidiary (other than the Receivables Subsidiary);

(iii) in addition to any sale, lease, transfer or other disposition permitted pursuant to subparts (i) and (ii) above, the Company and any Subsidiary may sell accounts receivables and related rights to the Receivables Subsidiary in connection with the Permitted Receivables Facility;

(iv) any merger or consolidation that constitutes an Acquisition permitted pursuant to paragraph 6E hereof; and

(v) in addition to any sale, lease, transfer or other disposition permitted pursuant to subparts (i) through (iv) above, the Company or any Subsidiary (other than the Receivables Subsidiary) may sell, lease, transfer or otherwise dispose of any of its assets to any Person so long as the aggregate amount of all such assets sold, leased, transferred or otherwise disposed of by the Company and all of its Subsidiaries in any fiscal year does not exceed an amount equal to ten percent (10.0%) of Consolidated Total Assets as of the end of the immediately preceding fiscal year.

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Notwithstanding the foregoing provisions of this paragraph 6D, the Company may, or may permit any Subsidiary to, sell, lease, transfer or otherwise dispose of its assets and the assets subject to such sale, lease, transfer or disposition shall not be subject to or included in any of the foregoing limitations of the preceding sentence if the net proceeds from such Disposition are, within three hundred and sixty five (365) days of such sale, lease, transfer or disposition, are reinvested in productive assets of the Company or applied to the prepayment of the Notes or any other outstanding Indebtedness of the Company or any Subsidiary owed to a non-Affiliate ranking pari passu with or senior to the Notes. For purposes of foregoing sentence, the Company shall offer to prepay (not less than 30 or more than 60 days following such offer) the Notes on a pro rata basis at a price of 100% of the principal amount of the Notes to be prepaid (without any Yield-Maintenance Amount) together with interest accrued to the date of prepayment; provided that if any holder of the Notes declines such offer, the proceeds that would have been paid to such holder shall be offered pro rata to the other holders of the Notes that have accepted the offer. A failure by a holder of Notes to respond in writing not later than ten (10) Business Days prior to the proposed prepayment date to an offer to prepay made pursuant to this paragraph 6D shall be deemed to constitute a rejection of such offer by such holder. Whether or not such offers are accepted by holders, the entire principal amount of the Notes subject thereto shall be deemed to have been prepaid solely for purposes of this paragraph 6D. Any prepayments of principal made pursuant to such offers shall be applied to scheduled payments of principal in inverse order of maturity.

6E. Acquisitions. The Company covenants that it will not, and will not permit any Subsidiary to, effect an Acquisition, except that the Company or any Subsidiary (other than the Receivables Subsidiary) may effect an Acquisition so long as (a) the Company shall be the surviving entity if such Acquisition is a merger or consolidation with the Company and if such Acquisition is a merger or consolidation with a Subsidiary, then the surviving entity shall be a Subsidiary on the consummation thereof; (b) the Board of Directors (or equivalent governing body) of the Person acquired shall have approved such Acquisition; and (c) no Default or Event of Default shall then exist or immediately thereafter shall begin to exist.

6F. Affiliate Transactions. The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any material transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or its Subsidiaries on terms that are less favorable to the Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit (i) the payment of customary and reasonable directors’ fees to directors who are not employees of the Company or its Subsidiaries or any Affiliate thereof; or (ii) any transaction, including, but not limited to the transactions contemplated pursuant to the Permitted Receivables Facility, between the Company and an Affiliate that the Company reasonably determines in good faith is beneficial to the Company and its Affiliates as a whole and that is not entered into for the purpose of hindering the exercise by any holder of a Note of its rights or remedies under this Agreement or any other Transaction Document.

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6G. Restrictive Agreements. Except as set forth in this Agreement, the Company covenants that it will not, and will not permit any Subsidiary (excluding the Receivable Subsidiary) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary (excluding the Receivables Subsidiary) to (i) make, directly or indirectly, any Capital Distribution to the Company; (ii) make, directly or indirectly, loans or advances or capital contributions to the Company; or (iii) transfer, directly or indirectly, any of the properties or assets of such Subsidiary (excluding the Receivables Subsidiary) to the Company, except for such encumbrances or restrictions existing under or by reason of (1) applicable law, (2) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, (3) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or its Subsidiaries to the extent such restrictions only restrict the transfer of the property subject to such security agreement or mortgage or (4) customary and reasonable restrictions in agreements necessary to obtain loans and credit facilities so long as such restrictions do not materially encumber the ability of the Subsidiaries taken as a whole to make Capital Distributions.

6H. Guaranties of Payment; Guaranty Under Material Indebtedness Agreement. The Company covenants that it will not permit any Subsidiary to become a Guarantor in respect of any Indebtedness under a Material Indebtedness Agreement (including without limitation the Primary Credit Facility, the NYLIM Note Purchase Agreement, the 2012 Senior Note Purchase Agreement and the 2015 Senior Note Purchase Agreement so long as each is a Material Indebtedness Agreement) unless, prior to or concurrently therewith (i) the Company shall have caused each such Subsidiary to execute and deliver to each holder of Notes a Guaranty Agreement and a certificate of the Secretary or Assistant Secretary of such Subsidiary certifying such Subsidiary’s charter and by-laws (or comparable governing documents), resolutions of the board of directors (or comparable governing body) of such Subsidiary authorizing the execution and delivery of such Guaranty Agreement and incumbency and specimen signatures of the officers of such Subsidiary executing such documents and (ii) if any holder of any Indebtedness under a Material Indebtedness Agreement shall be or become a party to an intercreditor agreement with any other holder of any Indebtedness under a Material Indebtedness Agreement, then the holders of the Notes and all holders of Indebtedness under any other Material Indebtedness Agreement with respect to which any Subsidiary is a Guarantor shall have entered into an intercreditor agreement in form and substance customary and appropriate for such agreement and otherwise reasonably satisfactory to the Required Holders.

6I. Terrorism Sanctions Regulations and Compliance with Laws. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

7. EVENTS OF DEFAULT.

7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

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(i) (a) the principal of any Note or any Yield-Maintenance Amount shall not be paid in full punctually when due and payable or within three (3) Business Days thereafter, or (b) the interest on any Note or any fee shall not be paid in full punctually when due and payable or within five (5) Business Days thereafter; or

(ii) the Company or any Subsidiary shall fail or omit to perform and observe paragraphs 6A, 6B, 6C, 6D, 6E, 6G or 6H hereof; or

(iii) the Company or any Subsidiary shall fail or omit to perform and observe any agreement or other provision (other than those referred to in paragraphs 7A(i) or 7A(ii) hereof) contained or referred to in this Agreement or any other Transaction Document that is on the Company’s or such Subsidiary’s part, as the case may be, to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to the Company by the Required Holders that the specified Default is to be remedied; or

(iv) any representation, warranty or statement made by the Company or any Subsidiary in or pursuant to this Agreement or any other Transaction Document, or any other material information furnished by the Company or any Subsidiary in connection with the transactions contemplated hereby, shall be false or erroneous; or

(v) the Company or any of its Subsidiaries shall default in the payment in an amount in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) of principal, interest or fees due and owing upon any other obligation for borrowed money (other than the Notes), for all such obligations for all of the Company and its Subsidiaries in aggregate equal to or greater than the greater of (a) Fifty Million Dollars ($50,000,000) and (b) an amount equal to three percent (3%) of Consolidated Total Assets beyond any period of grace provided with respect thereto, or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created beyond any period of grace provided with respect thereto, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity; or

(vi) the occurrence of one or more ERISA Events that (a) the Required Holders determine could have a Material Adverse Effect, or (b) results in a Lien on any of the assets of the Company or any Subsidiary in excess of the greater of (1) Fifty Million Dollars ($50,000,000) and (2) an amount equal to three percent (3%) of Consolidated Total Assets; or

(vii) a Change of Control shall occur; or

(viii) a final judgment or order for the payment of money shall be rendered against any the Company or any Subsidiary by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for the Company and its Subsidiaries shall exceed the greater of (i) Fifty Million Dollars ($50,000,000) and (ii) an amount equal to three percent (3%) of Consolidated Total Assets; or

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(ix) (a) any material provision, in the reasonable opinion of any holder of the Notes, of this Agreement or any other Transaction Document shall at any time for any reason cease to be valid and binding and enforceable against the Company or any Subsidiary; (b) the validity, binding effect or enforceability of any material provision of this Agreement or any other Transaction Document against the Company or any Subsidiary shall be contested by such Company or any Subsidiary; (c) the Company or any Subsidiary shall deny that it has any or further liability or obligation thereunder; or (d) any material provision of this Agreement or any other Transaction Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the holder of a Note the benefits purported to be created thereby; or

(x) the Company or any Subsidiary (other than any Subsidiary that individually, or in the aggregate when combined with all other Subsidiaries excluded from this paragraph 7A(x) by operation of this parenthetical, has assets less than or equal to the greater of (i) Fifty Million Dollars ($50,000,000) and (ii) an amount equal to three percent (3%) of Consolidated Total Assets) shall (a) except as permitted pursuant to paragraph 6D hereof, discontinue business, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy, or have an involuntary proceeding filed against it and the same shall continue undismissed for a period of thirty (30) days from commencement of such proceeding or case, or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state (or the foreign equivalent)) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state (or the foreign equivalent)) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing;

then (1) if such event is an Event of Default specified in clause (i) of this paragraph 7A, any holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (2) if such event is an Event of Default specified in clause (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable

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together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (3) if such event is not an Event of Default specified in clause (x) of this paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and without the occurrence of an Event of Default and that the provision for payment of Yield-Maintenance Amount by the Company in the event the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A hereof, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the Default Rate, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C hereof, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A hereof, or any such declaration shall be rescinded and annulled pursuant to paragraph 7B hereof, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

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8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

8A(1). Organization; Subsidiary Preferred Equity. The Company is a corporation duly organized and existing in good standing under the laws of the State of Ohio, and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is organized. The Company and each of its Subsidiaries have duly qualified or been duly licensed, and are authorized to do business and are in good standing, in each jurisdiction in which the ownership of their respective properties or the nature of their respective businesses makes such qualification or licensing necessary and in which the failure to be so qualified or licensed could be reasonably likely to have a Material Adverse Effect. No Subsidiary has any outstanding shares of any class of capital stock or other equity interests which has priority over any other class of capital stock or other equity interests of such Subsidiary as to dividends or distributions or in liquidation except as may be owned beneficially and of record by the Company or a Wholly-Owned Subsidiary. Each of its Subsidiary’s legal name and its state or jurisdiction of organization has been set forth in the Company’s most recent annual report on Form 10-K (excluding for any Subsidiary organized or no longer in existence since the date thereof). As of the date of this Agreement, no Subsidiary is a Guarantor with respect to any Indebtedness under the Primary Credit Facility or under any other Material Indebtedness Agreement.

8A(2). Power and Authority. The Company and each Subsidiary has all requisite corporate, limited liability company or partnership, as the case may be, power to own or hold under lease and operate their respective properties which it purports to own or hold under lease and to conduct its business as currently conducted and as currently proposed to be conducted. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement and the Notes. The execution, delivery and performance of this Agreement and the Notes has been duly authorized by all requisite corporate action, and this Agreement and the Notes have been duly executed and delivered by authorized officers of the Company and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8B. Financial Statements. The Company has made available to each Purchaser of any Note (i) its annual report on Form 10-K for each of the three fiscal years of the Company most recently completed prior to the date of this Agreement (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and (ii) quarterly report on Form 10-Q as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released). There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements had been furnished to each Purchaser of any Note.

8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect.

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8D. Outstanding Indebtedness. Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by paragraph 6B hereof. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

8E. Title to Properties. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B hereof (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C hereof and except where the failure to have such title would not have a Material Adverse Effect. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect except for those leases which the failure to be so would not have a Material Adverse Effect.

8F. Taxes. The Company has, and each of its Subsidiaries has, filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being actively contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles or which the failure to file or pay would not have a Material Adverse Effect.

8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter, by-law, limited liability company operating agreement, partnership agreement or other corporate, limited liability company or partnership restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter, by-laws, limited liability company operating agreement or partnership agreement of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders, members or partners), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject and the violation of which would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter, by-laws, limited liability company operating agreement or partnership agreement), the violation of which would have a Material Adverse Effect, which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto.

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8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers and not more than 36 other Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

8I. Use of Proceeds. The proceeds of the Series 2018 Notes will be used to refinance existing indebtedness and for general corporate purposes. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any “margin stock” as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”). None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is then a margin stock or for any other purpose which might constitute the sale or purchase of any Notes a “purpose credit” within the meaning of such Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any Note to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

8J. ERISA. Except as referred to in the Company’s report as Form 10-K for its most recently concluded fiscal year, no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or could reasonably be expected to be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or could reasonably be expected to be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser’s representation in paragraph 9B hereof.

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8K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of the Closing for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

8L. Compliance with Environmental and Other Laws. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local, foreign and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including, without limitation, those relating to protection of the environment, except, in any such case, where failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

8M. Regulatory Status. Neither the Company nor any of its Subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended.

8N. Permits and Other Operating Rights. The Company and each Subsidiary has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company or any Subsidiary or any of its properties, as are necessary for the ownership, operation and maintenance of its businesses and properties, as presently conducted and as proposed to be conducted while the Notes are outstanding, subject to exceptions and deficiencies which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company, any Subsidiary or any of its properties are free from restrictions or conditions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary is in violation of any thereof in any material respect.

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8O. Absence of Financing Statements, etc. Except with respect to Liens permitted by paragraph 6C hereof there is, to the knowledge of a Financial Officer, no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any of its Subsidiaries or any rights relating thereto.

8P. Foreign Assets Control Regulations, Etc.

(i) Neither the Company nor any Controlled Entity (A) is a Blocked Person, (B) has been notified that its name appears or may in the future appear on a State Sanctions List or (C) is a target of sanctions that have been imposed by the United Nations or the European Union.

(ii) Neither the Company nor any Controlled Entity (A) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (B) to the Company’s knowledge, is under investigation by any federal, state, foreign, regional, municipal or other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company or any Subsidiary or any of its properties for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(iii) No part of the proceeds from the sale of the Notes hereunder:

(A) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(B) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(C) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(iv) The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

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8Q. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact or facts peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee), individually or in the aggregate, reasonably be expected to materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. Any financial projections delivered to any Purchaser on or prior to the date of this Agreement are reasonable based on the assumptions stated therein and the best information available to the officers of the Company. The copy of the Primary Credit Facility furnished to each Purchaser prior to the date of this Agreement is a true and complete copy of the Primary Credit Facility as in effect on the date of this Agreement.

8R. Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:

9A. Nature of Purchase. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control.

9B. Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(i) the Source is an “insurance company general account” (as that term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

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(ii) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(iii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iv) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (a) the identity of such QPAM and (b) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or

(v) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi) the Source is a governmental plan; or

(vii) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

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(viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B hereof (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

10A. Yield-Maintenance Terms.

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be or otherwise becomes due and payable pursuant to paragraph 7A, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for the most recent actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on Bloomberg Financial Markets (or such other display as may replace Page PX1 on Bloomberg Financial Markets, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable (including by way of interpolation), the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or (ii) of the preceding sentence, such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

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“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be or otherwise becomes due and payable pursuant to paragraph 7A, as the context requires.

“Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

10B. Other Terms.

“2012 Senior Note Purchase Agreement” shall mean the Master Note Purchase Agreement, dated as of July 26, 2012, pursuant to which Nordson issued and sold Two Hundred Million Dollars ($200,000,000) of its Senior Notes.

“2015 Senior Note Purchase Agreement” shall mean the Master Note Purchase Agreement, dated as of July 28, 2015, pursuant to which Nordson issued and sold One Hundred Million Dollars ($100,000,000) of its Senior Notes.

“2015 Term Loan Agreement” shall mean that certain Term Loan Agreement, dated April 10, 2015, pursuant to which the Company borrowed term loans in an aggregate principal amount of Two Hundred Million Dollars ($200,000,000).

“2017 Term Loan Agreement” shall mean that certain Term Loan Agreement, dated February 21, 2017, pursuant to which the Company borrowed term loans in an aggregate principal amount of Seven Hundred Five Million Dollars ($705,000,000).

“2018 Term Loan Agreement” shall mean that certain Term Loan Agreement with TD Bank, N.A. pursuant to which the Company may borrow term loans in an aggregate principal amount of One Hundred Million Dollars ($100,000,000).

“Acquisition” shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any Person, or (c) the acquisition of another Person (other than the Company or a Subsidiary) by a merger or consolidation or any other combination with such Person.

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“Additional Notes” shall have the meaning given in paragraph 1A.

“Affiliate” shall mean with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such specified Person. “Control” (including the correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly of, the power to direct or cause the direction of the management and policies of such specified Person, whether through the ownership of voting securities, by contract or otherwise.

“Alternate Currency” shall mean Euros, Pounds Sterling, Japanese Yen or any other currency, other than Dollars, that is freely transferable and convertible into Dollars.

“Anti-Corruption Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” shall mean any day other than (i) a Saturday or a Sunday and (ii) a day on which commercial banks in New York City or Cleveland, Ohio, are required or authorized to be closed.

“Capital Distribution” shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock or other equity interest of the Company or any Subsidiary or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of the Company or such Subsidiary in question) in respect of the Company’s or any Subsidiary’s capital stock or other equity interest, including, but not limited to, any Share Repurchase.

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“Cash Equivalent” shall mean any debt instrument that would be deemed a cash equivalent in accordance with GAAP.

“Change of Control” shall mean (a) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the date of this Agreement, by any Person or group (within the meaning of Rule 13d-3 of the Exchange Act) other than the Current Management Team, of shares representing more than fifty percent (50%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of the Company; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the occurrence of a change of control, or other similar provision, as defined in any Material Indebtedness Agreement.

“Closing” shall have the meaning given in paragraph 2B.

“Code” shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

“Company-BTMU Debt” shall have the meaning given in paragraph 6B(iv).

“Compliance Certificate” shall mean a certificate, substantially in the form of the attached Exhibit J.

“Consideration” shall mean, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment, in excess of fair and reasonable amounts, of consulting fees or fees for a covenant not to compete and any other consideration paid for the purchase.

“Consolidated” shall mean the resultant consolidation of the financial statements of the Company and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in paragraph 5B hereof.

“Consolidated Depreciation and Amortization Charges” shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) as well as impairments thereof and any losses traced to the write-off of goodwill, fixed assets, leasehold improvements and general intangibles associated with the disposal or exiting of a business of the Company or any of its Subsidiaries for such period, all as determined on a Consolidated basis and in accordance with GAAP.

“Consolidated EBIT” shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) income taxes, (b) Consolidated Interest Expense, (c) any non-cash charges taken in accordance with GAAP, (d) any non-cash charges relating to annual costs associated with expensing the Company’s employee stock option program if the Company is required or chooses to do so, and (e) any non-cash charges.

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“Consolidated EBITDA” shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated EBIT plus Consolidated Depreciation and Amortization Charges.

“Consolidated Interest Expense” shall mean, for any period, the interest expense of the Company for such period, as determined on a Consolidated basis and in accordance with GAAP, and shall include that portion of the expenses of a Permitted Receivables Facility that would be the equivalent to interest expense if a Company obtained funding in a manner that would give rise to interest expense, in an amount approximately equal to the amount of the Permitted Receivables Facility.

“Consolidated Net Earnings” shall mean, for any period, the net income (loss) of the Company for such period, as determined on a Consolidated basis and in accordance with GAAP.

“Consolidated Total Assets” shall mean the book value of all assets of the Company and its Subsidiaries, as determined on a Consolidated basis and in accordance with GAAP, based upon the financial statements of the Company for the most recently completed fiscal quarter.

“Consolidated Trailing EBITDA” shall mean the sum of (a) Consolidated EBITDA, plus (b)(i) without duplication, the EBITDA of Subsidiaries acquired by the Company and its Subsidiaries during the most recently completed four (4) fiscal quarters to the extent that such EBITDA of Subsidiaries acquired is confirmed by audited financial or other information (which other information need not be audited or auditable) minus (ii) the EBITDA of Subsidiaries disposed of by the Company and its Subsidiaries during the most recently completed four (4) fiscal quarters; provided, however, that, non-recurring gains shall be excluded from the determination of Consolidated Trailing EBITDA.

“Consolidated Trailing Interest Expense” shall mean the sum of (a) Consolidated Interest Expense, plus (b)(i) without duplication, the interest expense of Subsidiaries acquired by the Company and its Subsidiaries during the most recently completed four (4) fiscal quarters to the extent that such interest expense of such Subsidiaries acquired is confirmed by audited financial or other information (which other information need not be audited or auditable), minus (ii) the interest expense of Subsidiaries disposed of by the Company and its Subsidiaries during the most recently completed four (4) fiscal quarters.

“Consolidated Trailing Net Earnings” shall mean the sum of (a) Consolidated Net Earnings, plus (b)(i) without duplication, the Net Earnings of Subsidiaries acquired by the Company and its Subsidiaries during the most recently completed four (4) fiscal quarters to the extent that such Net Earnings of such Subsidiaries acquired is confirmed by audited financial or other information (which other information need not be audited or auditable), minus (ii) the Net Earnings of Subsidiaries disposed of by the Company and its Subsidiaries during the most recently completed four (4) fiscal quarters.

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“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Controlled Group” shall mean a Company and each Person required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

“Current Management Team” shall mean any group comprised of the chief executive officer, the chief operating officer, the chief financial officer and other senior management of the Company (or any combination thereof) as in place on the date of this Agreement, and their respective spouses and children (and/or trusts of which the only beneficiaries are such members of senior management and their respective spouses and children) or any “group” (within the meaning of Rule 13d under the Exchange Act) that includes at least three (3) of such members of senior management, together with their “affiliates” and “associates” (within the meaning of Rule 12b-2 under the Exchange Act).

“Default” shall mean any of the events specified in paragraph 7A, whether or not any requirement for such event to become an Event of Default has been satisfied.

“Default Rate” shall mean, with respect to any Note, a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 2.00% per annum above the rate of interest stated in such Note, or (b) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, National Association, from time to time in New York City as its Prime Rate.

“Depreciation and Amortization Charges” shall mean, with respect to any Person for any period, in accordance with GAAP, the aggregate of all such charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of such Person as well as impairments thereof and any losses traced to the write-off of goodwill, fixed assets, leasehold improvements and general intangibles associated with the disposal or exiting of a business by such Person for such period.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Dollar Equivalent” of any amount shall mean the Dollar equivalent of such amount, determined by the Company on the basis of its spot rate at approximately 11:00 A.M. London time on the date for which the Dollar equivalent amount of such amount is being determined, for the purchase of the relevant Alternate Currency with Dollars for delivery on such date.

“EBITDA” shall mean, for any period, in accordance with GAAP, Net Earnings for such period, plus the aggregate amounts deducted in determining such Net Earnings in respect of (a) income taxes, (b) interest expense, and (c) Depreciation and Amortization Charges.

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“Environmental Laws” shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any other applicable country or sovereignty or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

“ERISA Affiliate” shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

“ERISA Event” shall mean (a) the existence of a condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of the Company or its Subsidiaries; (b) the engagement by a Controlled Group member in a non-exempt “prohibited transaction” (as defined under ERISA Section 406 or Code Section 4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) the involvement of, or occurrence or existence of any event or condition that makes likely the involvement of, a Multiemployer Plan in any reorganization under ERISA Section 4241; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any “cash or deferred arrangement” under any such ERISA Plan to meet the requirements of Code Section 401(k); (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy any requirements of law applicable to an ERISA Plan; (j) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (k) any incurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B, that, as to (a) through (k) above, would reasonably be likely to have or result in a Material Adverse Effect.

“ERISA Plan” shall mean an “employee benefit plan” (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

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“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Financial Officer” shall mean any of the following officers: chief executive officer, president, vice president-finance, chief financial officer, controller or treasurer. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of the Company.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantor” shall mean a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker or co-borrower, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

“Guarantor of Payment” shall have the meaning given in paragraph 1C.

“Guaranty Agreement” shall have the meaning given in paragraph 1C.

“Guaranty Obligations” shall mean as to any Person (without duplication) any obligation of such Person guaranteeing any Indebtedness (“primary Indebtedness”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (i) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefore; (ii) to advance or supply funds for the purchase or payment of any such primary Indebtedness or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness; or (iv) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the definition of Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the then stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the then maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

“Hostile Tender Offer” shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or

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in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which such Notes are issued.

“including” shall mean, unless the context clearly requires otherwise, “including without limitation”, whether or not so stated.

“Incremental Interest” shall have the meaning given in paragraph 1D.

“Indebtedness” shall mean, for the Company or any Subsidiary (excluding in all cases trade payables payable in the ordinary course of business by the Company or such Subsidiary), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, in each case, incurred outside of the ordinary course of business, (c) all obligations under conditional sales or other title retention agreements (other than a true consignment), in each case, incurred outside of the ordinary course of business, (d) all synthetic leases, (e) all lease obligations that have been capitalized on the books of the Company or such Subsidiary in accordance with GAAP, (f) all obligations of the Company or such Subsidiary with respect to asset securitization financing programs, including, but not limited to, all indebtedness under the Permitted Receivables Facility, and (g) all material obligations arising outside the ordinary course of business to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person.

“Institutional Investor” shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act) or “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act).

“Interest Coverage Ratio” shall mean, for the most recently completed four (4) fiscal quarters of the Company, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Trailing EBITDA to (b) Consolidated Trailing Interest Expense, as determined after the conclusion of most recently completed fiscal quarter in accordance with the Company’s customary financial reporting practices.

“Leverage Ratio” shall mean, at any time, for the most recently completed four (4) fiscal quarters of the Company, on a Consolidated basis and in accordance with GAAP, the ratio of (a)(i) Total Indebtedness minus (ii) the aggregate amount of cash, Cash Equivalents and other marketable securities of the Company and its Subsidiaries as set forth on the financial statements of the Company and its Subsidiaries for the most recently completed fiscal quarter that are not subject to a Lien (other than a Lien in favor of the holders of the Notes), to (b) Consolidated Trailing EBITDA, as determined after the conclusion of most recently completed fiscal quarter in accordance with the Company’s customary financial reporting practices.

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“Lien” shall mean any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Transaction Documents or the rights and remedies of the holders of the Notes hereunder or thereunder.

“Material Indebtedness Agreement” shall mean any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing any Indebtedness of the Company or any Subsidiary in an amount equal to or greater than the greater of (i) Fifty Million Dollars ($50,000,000) and (ii) an amount equal to five percent (5%) of Consolidated Total Assets.

“Multiemployer Plan” shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

“Net Earnings” shall mean, for any period, the net income (loss) for such period, determined in accordance with GAAP.

“Nordson Holdings S.a.r.l. Credit Agreement” shall mean that certain Term Loan Facility Agreement dated on or about June 22, 2018, by and among Nordson Holdings S.a.r.l. & Co. KG, as borrower, the Company, as parent guarantor, the lenders party thereto, and Bank of America Merrill Lynch International Limited, as agent.

“Notes” shall have the meaning given in paragraph 1B hereof.

“NYLIM Note Purchase Agreement” shall mean the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of September 30, 2016, pursuant to which the Company has issued and sold its Senior Notes in an aggregate principal amount of Two Hundred Million Dollars ($200,000,000) and may issue and sell additional Senior Notes.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Other Purchasers” shall have the meaning given in paragraph 2A.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

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“Pension Plan” shall mean an ERISA Plan that is a “pension plan” (within the meaning of ERISA Section 3(2)).

“Purchaser” means each purchaser listed in Schedule A.

“Permitted Receivables Facility” shall mean an accounts receivable facility whereby the Company or its Subsidiaries sell or transfer the accounts receivables of the Company or its Subsidiaries to the Receivables Subsidiary which in turn transfers to a buyer, purchaser or lender undivided fractional interests in such accounts receivable, so long as (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) under such Permitted Receivables Facility is guaranteed by the Company or any Subsidiary, (b) there is no recourse or obligation to the Company or any Subsidiary (other than the Receivables Subsidiary) whatsoever other than pursuant to customary representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with such Permitted Receivables Subsidiary, and (c) neither the Company nor any Subsidiary (other than the Receivables Subsidiary) provides, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Facility other than as set forth in subpart (b) of this definition.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

“Plan” shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

“Primary Credit Facility” shall mean, the unsecured multicurrency credit facility pursuant to the terms and conditions of that certain Second Amended and Restated Credit Agreement, dated as of February 20, 2015, by the Company and the Banks (as defined therein) with KeyBank National Association and J.P. Morgan Securities Inc. as co-lead arrangers, as amended, supplemented, restated, extended, refinanced, replaced or otherwise modified from time to time pursuant to which the Company may borrow an aggregate principal amount up to Eight Hundred and Fifty Million Dollars ($850,000,000).

“Priority Indebtedness” shall mean, without duplication, the sum of (a) all Indebtedness of Subsidiaries permitted by paragraph 6B(xv) and (b) all Indebtedness of the Company secured by any Liens permitted by paragraph 6C(vii).

“Qualified Acquisition” means any acquisition of either or both the capital stock or assets of any Person or Persons (or any portion thereof) that involves the payment of consideration by the Company and/or its Subsidiaries in excess of $75,000,000.

“Receivables Related Assets” shall mean accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to receivables subject to the Permitted Receivables Facility, including interests in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guaranties, insurance proceeds, collections and proceeds of all of the foregoing.

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“Receivables Subsidiary” shall mean a Wholly-Owned Subsidiary of the Company that is established as a “bankruptcy remote” Subsidiary for the sole purpose of acquiring accounts receivable under the Permitted Receivables Facility and that shall not engage in any activities other than in connection with the Permitted Receivables Facility.

“Reportable Event” shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

“Required Holder(s)” shall mean the holder or holders of more than 50% of the aggregate principal amount of the Notes or, if the term is expressly used with respect to a series of Notes, of such series of Notes from time to time outstanding.

“Responsible Officer” shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

“SEC” shall mean the United States Securities Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series 2018 Notes” shall have the meaning given in paragraph 1A.

“Series 2018-A Notes” shall have the meaning given in paragraph 1A.

“Series 2018-B Notes” shall have the meaning given in paragraph 1A.

“Series 2018-C Notes” shall have the meaning given in paragraph 1A.

“Series 2018-D Notes” shall have the meaning given in paragraph 1A.

“Series 2018-E Notes” shall have the meaning given in paragraph 1A.

“Series 2018-F Notes” shall have the meaning given in paragraph 1A.

“Series 2018-G Notes” shall have the meaning given in paragraph 1A.

“Share Repurchase” shall mean the purchase, repurchase, redemption or other acquisition by the Company from any Person of any capital stock or other equity interest of the Company.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

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“Subordinated”, as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to the Required Holders) in favor of the prior payment in full of the obligations of the Company and its Subsidiaries under this Agreement, the Notes and the other Transaction Documents.

“Subsidiary” of the Company or any of its Subsidiaries shall mean (i) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership or limited liability company of which the Company, one or more other Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (iii) any other Person (other than a corporation) in which the Company, one or more other Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, has at least a majority interest in the Voting Power or the power to direct the policies, management and affairs thereof.

“Supplement” shall have the meaning given in paragraph 1B.

“Transaction Documents” shall mean this Agreement, the Notes, any Guaranty Agreement and any other agreements, documents, writings or instruments now or hereafter executed or deemed by the Company or any Subsidiary in connection with this Agreement.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

“Total Indebtedness” shall mean, at any time, on a Consolidated basis, all Indebtedness of the Company, including, but not limited to, current, long-term and Subordinated Indebtedness, if any, and all Indebtedness under the Permitted Receivables Facility.

“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” shall mean those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Voting Power” shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

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“Voting Stock” shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Welfare Plan” shall mean an ERISA Plan that is a “welfare plan” within the meaning of ERISA Section 3 (l).

“Wholly-Owned Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company or other entity, except for director’s qualifying shares or shares required to be owned individually due to country specific regulations regarding ownership or control of the organization or operation of such entity, all of the securities or other ownership interest of which having ordinary voting power to elect a majority of the board of directors, or other persons performing similar functions, are at the time directly or indirectly owned by such Person.

10C. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Affirmative Covenants and Negative Covenants and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Company or the Required Holders shall so request, the holders of Notes and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the holders of Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

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11. MISCELLANEOUS.

11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to (i) such Purchaser’s account or accounts specified in Schedule A attached hereto or (ii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A. No holder shall be required to present or surrender any Note or make any notation thereon, except that upon the written request of the Company made concurrently with or reasonably promptly after the payment or prepayment in full of any Note, the applicable holder shall surrender such Note for cancellation, reasonably promptly after such request, to the Company at its principal office.

11B. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save each Purchaser and any Transferee harmless against liability for the payment of the following out of pocket expenses arising in connection with such transactions:

(i) (a) all stamp and documentary taxes and similar charges and (b) all reasonable and documented costs of obtaining a private placement number from Standard and Poor’s Ratings Group for the Notes;

(ii) document production and duplication charges and the reasonable and documented fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection (a) with any transaction contemplated by this Agreement and (b) with any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement, whether or not such proposed waiver, amendment, modification or consent shall be effected or granted;

(iii) the reasonable and documented costs and expenses, including attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or such Transferee’s having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case; and

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(iv) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

The Company also will promptly pay or reimburse each Purchaser or holder of a Note (upon demand, in accordance with each such Purchaser’s or holders’ written instruction) for all reasonable and documented fees and costs paid or payable by such Purchaser or holder to the Securities Valuation Office of the National Association of Insurance Commissioners in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with such Securities Valuation Office or any successor organization acceding to the authority thereof.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, (i) with the written consent of the holders of all Notes of a particular series, and, if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all series at the time outstanding (and not without such written consents), the Notes of such series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate, method of computation or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series and (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A hereof or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of any Note. Without limiting the generality of the foregoing, no negotiations or discussions in which any holder of any Note may engage regarding any possible amendments, consents or waivers with respect to this Agreement or the Notes shall constitute a waiver of any Default or Event of Default, any term of this Agreement or any Note or any rights of any such holder under this Agreement or the Notes. Any consent given pursuant to this paragraph 11C or any Guaranty Agreement by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the Company in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

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11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $100,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes; provided, however, that no such minimum denomination shall apply to Notes issued upon transfer by any holder of the Notes to any other entity or group of Affiliates with respect to which the Notes so issued or transferred shall be managed by a single entity. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

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11G. Successors and Assigns. All covenants and other agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

11H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.

11I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2 hereof) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in Schedule A attached hereto or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such holder shall not have so specified an address to the Company, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145, Attention: Chief Financial Officer or at such other address as the Company shall have specified to the holder of each Note in writing, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above.

11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

11K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

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11L. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

11M. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 11I HEREOF, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTES BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY), THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR THE NOTES. THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY.

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11N. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11O. Descriptive Headings; Advice of Counsel; Interpretation; Time of the Essence. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement and the Notes, that such party has discussed this Agreement and the Notes with its counsel and that any and all issues with respect to this Agreement and the Notes have been resolved as set forth herein and therein. No provision of this Agreement or the Notes shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision. Time is of the essence in the performance of this Agreement and the Notes.

11P. Counterparts; Facsimile or Electronic Signatures. This Agreement may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

11Q. Independent Investigation. Each Purchaser represents to and agrees with each other Purchaser that it has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Company and its Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Company. No holder of Notes shall have any duties or responsibility to any other holder of Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto. No holder of Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Notes.

11R. Directly or Indirectly. Where any provision in this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

11S. Treatment of Certain Information; Confidentiality. Each of the Purchasers agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to each of their Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by

44

any regulatory authority purporting to have jurisdiction over such Person (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this paragraph, to (i) any assignee or prospective assignee of (i) the Notes, or (ii) any of the Purchasers’ rights and obligations under this Agreement; (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Notes; (h) with the consent of the Company; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this paragraph, or (y) becomes available to the Purchasers or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

For purposes of this paragraph 11S, “Information” means all information received from any the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Purchasers on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries; provided that, in the case of information received from the Company or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this paragraph shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

45

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

NORDSON CORPORATION

By:
Name: Gregory A. Thaxton
Title: Executive Vice President, Chief Financial Officer

The foregoing Agreement is hereby accepted as of the date first above written.

STATE FARM LIFE INSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

STATE FARM INSURANCE COMPANIES EMPLOYEE RETIREMENT TRUST

By:
Name:
Title:

By:
Name:
Title:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By: Northwestern Mutual Investment Management Company, LLC, its investment advisor

By:
Name:
Title:

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
FOR ITS GROUP ANNUITY SEPARATE ACCOUNT

By:
Name:
Title:

THRIVENT FINANCIAL FOR LUTHERANS

By:
Name: Christopher Patton
Title: Managing Director

AXA EQUITABLE LIFE INSURANCE COMPANY

By:
Name:
Title:

AB US DIVERSIFIED CREDIT BM FUND

By:
Name:
Title:

PRINCIPAL LIFE INSURANCE COMPANY
By: Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By:
Name:
Title:

By:
Name:
Title:

RGA REINSURANCE COMPANY

By:

Name:	Amy Gibson
Title: Vice President

MODERN WOODMEN OF AMERICA

By:
Name:
Title:

RIVERSOURCE LIFE INSURANCE COMPANY

By:
Name:
Title:

WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
State Farm Life Insurance Company	$ Series 2018-A 10,000,000	$ Series 2018-B 12,000,000
	Series 2018-C $ 18,000,000	Series 2018-D $ 17,500,000
	Series 2018-E $ 18,000,000	Series 2018-F $ 10,000,000
Series 2018-G $ 10,000,000

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
State Farm Life and Accident Assurance Company	$	Series 2018-A 0	$	Series 2018-B 0
	$	Series 2018-C 2,000,000	$	Series 2018-D 1,500,000
	$	Series 2018-E 2,000,000	$	Series 2018-F 0
	$	Series 2018-G 0

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
State Farm Insurance Companies Employee Retirement Trust	$	Series 2018-A 0	$	Series 2018-B 4,000,000
	$	Series 2018-C 0	$	Series 2018-D 5,000,000
	$	Series 2018-E 0	$	Series 2018-F 0
	$	Series 2018-G 0

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
The Northwestern Mutual Life Insurance Company	$	Series 2018-A 20,000,000	$	Series 2018-B 15,000,000
	$	Series 2018-C 14,300,000	$	Series 2018-D 0
	$	Series 2018-E 0	$	Series 2018-F 0
	$	Series 2018-G 0

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account	$	Series 2018-A 0	$	Series 2018-B 0
	$	Series 2018-C 700,000	$	Series 2018-D 0
	$	Series 2018-E 0	$	Series 2018-F 0
	$	Series 2018-G 0

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
Thrivent Financial for Lutherans	$	Series 2018-A 20,000,000	$	Series 2018-B 15,000,000
	$	Series 2018-C 10,000,000	$	Series 2018-D 0
	$	Series 2018-E 0	$	Series 2018-F 0
	$	Series 2018-G 0

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
AXA Equitable Life Insurance Company	$	Series 2018-A 20,000,000	$	Series 2018-B 0
	$	Series 2018-C 0	$	Series 2018-D 0
	$	Series 2018-E 0	$	Series 2018-F 0
	$	Series 2018-G 0

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
AXA Equitable Life Insurance Company	$	Series 2018-A 0	$	Series 2018-B 15,000,000
	$	Series 2018-C 0	$	Series 2018-D 0
	$	Series 2018-E 0	$	Series 2018-F 0
	$	Series 2018-G 0

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
AB US Diversified Credit BM Fund	$	Series 2018-A 0	$	Series 2018-B 0
	$	Series 2018-C 0	$	Series 2018-D 0
	$	Series 2018-E 0	$	Series 2018-F 0
	$	Series 2018-G 10,000,000

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
Principal Life Insurance Company	$ $	Series 2018-A 9,250,000 750,000	$	Series 2018-B 0
	$ $ $	Series 2018-C 13,750,000 1,000,000 250,000	$	Series 2018-D 0
	$ $ $	Series 2018-E 7,250,000 1,500,000 250,000	$	Series 2018-F 0
	$	Series 2018-G 0

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
Principal Life Insurance Company	$	Series 2018-A 0	$	Series 2018-B 0
	$	Series 2018-C 0	$	Series 2018-D 0
	$	Series 2018-E 750,000	$	Series 2018-F 0
	$	Series 2018-G 0

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
Principal Life Insurance Company	$	Series 2018-A 0	$	Series 2018-B 0
	$	Series 2018-C 0	$	Series 2018-D 0
	$	Series 2018-E 250,000	$	Series 2018-F 0
	$	Series 2018-G 0

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
RGA Reinsurance Company	$	Series 2018-A 0	$	Series 2018-B 0
	$	Series 2018-C 0	$	Series 2018-D 0
	$	Series 2018-E 0	$	Series 2018-F 5,000,000
	$	Series 2018-G 0

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
RGA Reinsurance Company	$	Series 2018-A 0	$	Series 2018-B 0
	$	Series 2018-C 0	$	Series 2018-D 0
	$	Series 2018-E 0	$	Series 2018-F 3,000,000
	$	Series 2018-G 0

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
RGA Reinsurance Company	$	Series 2018-A 0	$	Series 2018-B 0
	$	Series 2018-C 0	$	Series 2018-D 0
	$	Series 2018-E 0	$	Series 2018-F 2,000,000
	$	Series 2018-G 0

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
RGA Reinsurance Company	$	Series 2018-A 0	$	Series 2018-B 0
	$	Series 2018-C 0	$	Series 2018-D 0
	$	Series 2018-E 0	$	Series 2018-F 0
	$	Series 2018-G 5,000,000

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
RGA Reinsurance Company	$	Series 2018-A 0	$	Series 2018-B 0
	$	Series 2018-C 0	$	Series 2018-D 0
	$	Series 2018-E 0	$	Series 2018-F 0
	$	Series 2018-G 5,000,000

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
Modern Woodmen of America	$	Series 2018-A 0	$	Series 2018-B 4,000,000
	$	Series 2018-C 0	$	Series 2018-D 11,000,000
	$	Series 2018-E 5,000,000	$	Series 2018-F 0
	$	Series 2018-G 0

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
RiverSource Life Insurance Company (942)	$	Series 2018-A 10,000,000	$	Series 2018-B 5,000,000
	$	Series 2018-C 0	$	Series 2018-D 0
	$	Series 2018-E 0	$	Series 2018-F 0
	$	Series 2018-G 0

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Series 2018 Notes to be Purchased
Woodmen of the World Life Insurance Society	$	Series 2018-A 0	$	Series 2018-B 0
	$	Series 2018-C 0	$	Series 2018-D 5,000,000
	$	Series 2018-E 5,000,000	$	Series 2018-F 0
	$	Series 2018-G 0

EXHIBIT A

[FORM OF SERIES 2018-A NOTE]

NORDSON CORPORATION

3.71% SENIOR NOTE, SERIES 2018-A, DUE JUNE 22, 2023

No.

PPN: 655663 F#4

FOR VALUE RECEIVED, the undersigned, NORDSON CORPORATION, a corporation organized and existing under the laws of the State of Ohio (herein called the “Company”), hereby promises to pay to ________________________, or registered assigns, the principal sum of $[                ] on June 22, 2023, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 3.71% per annum from the date hereof. Payments of interest shall be made semiannually, on June 22 and December 22, in each year, commencing on December 22, 2018, until the principal hereof shall have been paid. Any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and, to the extent permitted by applicable law, any overdue payment of interest, shall be payable semiannually as aforesaid on (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate. The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 5.71% or (b) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, National Association, from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield Maintenance Amount payable with respect to this Note are to be made at the main office of Wells Fargo Bank, National Association, in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Master Note Purchase Agreement, dated as of June 22, 2018 (herein called the “Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

A-1

This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

NORDSON CORPORATION

By:
Name: Gregory A. Thaxton
Title: Executive Vice President,
Chief Financial Officer

A-2

EXHIBIT B

[FORM OF SERIES 2018-B NOTE]

NORDSON CORPORATION

3.82% SENIOR NOTE, SERIES 2018-B, DUE JUNE 24, 2024

No.

PPN: 655663 G*7

FOR VALUE RECEIVED, the undersigned, NORDSON CORPORATION, a corporation organized and existing under the laws of the State of Ohio (herein called the “Company”), hereby promises to pay to                                     , or registered assigns, the principal sum of $[                ] on June 24, 2024, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 3.82% per annum from the date hereof. Payments of interest shall be made semiannually, on June 22 and December 22, in each year, commencing on December 22, 2018, until the principal hereof shall have been paid. Any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and, to the extent permitted by applicable law, any overdue payment of interest, shall be payable semiannually as aforesaid on (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate. The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 5.82% or (b) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, National Association, from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield Maintenance Amount payable with respect to this Note are to be made at the main office of Wells Fargo Bank, National Association, in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Master Note Purchase Agreement, dated as of June 22, 2018 (herein called the “Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

B-1

This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

NORDSON CORPORATION

By:
Name: Gregory A. Thaxton
Title: Executive Vice President,
Chief Financial Officer

B-2

EXHIBIT C

[FORM OF SERIES 2018-C NOTE]

NORDSON CORPORATION

3.92% SENIOR NOTE, SERIES 2018-C, DUE JUNE 23, 2025

No.

PPN: 655663 G@5

FOR VALUE RECEIVED, the undersigned, NORDSON CORPORATION, a corporation organized and existing under the laws of the State of Ohio (herein called the “Company”), hereby promises to pay to                                 , or registered assigns, the principal sum of $[                ] on June 23, 2025, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 3.92% per annum from the date hereof. Payments of interest shall be made semiannually, on June 22 and December 22, in each year, commencing on December 22, 2018, until the principal hereof shall have been paid. Any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and, to the extent permitted by applicable law, any overdue payment of interest, shall be payable semiannually as aforesaid on (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate. The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 5.92% or (b) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, National Association, from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield Maintenance Amount payable with respect to this Note are to be made at the main office of Wells Fargo Bank, National Association, in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Master Note Purchase Agreement, dated as of June 22, 2018 (herein called the “Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

C-1

This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

NORDSON CORPORATION

By:
Name: Gregory A. Thaxton
Title: Executive Vice President,
Chief Financial Officer

C-2

EXHIBIT D

[FORM OF SERIES 2018-D NOTE]

NORDSON CORPORATION

3.99% SENIOR NOTE, SERIES 2018-D, DUE JUNE 22, 2026

No.

PPN: 655663 G#3

FOR VALUE RECEIVED, the undersigned, NORDSON CORPORATION, a corporation organized and existing under the laws of the State of Ohio (herein called the “Company”), hereby promises to pay to                                 , or registered assigns, the principal sum of $[                ] on June 22, 2026, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 3.99% per annum from the date hereof. Payments of interest shall be made semiannually, on June 22 and December 22, in each year, commencing on December 22, 2018, until the principal hereof shall have been paid. Any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and, to the extent permitted by applicable law, any overdue payment of interest, shall be payable semiannually as aforesaid on (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate. The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 5.99% or (b) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, National Association, from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield Maintenance Amount payable with respect to this Note are to be made at the main office of Wells Fargo Bank, National Association, in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Master Note Purchase Agreement, dated as of June 22, 2018 (herein called the “Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

D-1

This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

NORDSON CORPORATION

By:
Name: Gregory A. Thaxton
Title: Executive Vice President,
Chief Financial Officer

D-2

EXHIBIT E

[FORM OF SERIES 2018-E NOTE]

NORDSON CORPORATION

4.07% SENIOR NOTE, SERIES 2018-E, DUE JUNE 22, 2028

No.

PPN: 655663 H*6

FOR VALUE RECEIVED, the undersigned, NORDSON CORPORATION, a corporation organized and existing under the laws of the State of Ohio (herein called the “Company”), hereby promises to pay to                                 , or registered assigns, the principal sum of $[                ] on June 22, 2028, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 4.07% per annum from the date hereof. Payments of interest shall be made semiannually, on June 22 and December 22, in each year, commencing on December 22, 2018, until the principal hereof shall have been paid. Any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and, to the extent permitted by applicable law, any overdue payment of interest, shall be payable semiannually as aforesaid on (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate. The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 6.07% or (b) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, National Association, from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield Maintenance Amount payable with respect to this Note are to be made at the main office of Wells Fargo Bank, National Association, in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Master Note Purchase Agreement, dated as of June 22, 2018 (herein called the “Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

E-1

This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

NORDSON CORPORATION

By:
Name: Gregory A. Thaxton
Title: Executive Vice President,
Chief Financial Officer

E-2

EXHIBIT F

[FORM OF SERIES 2018-F NOTE]

NORDSON CORPORATION

4.12% SENIOR NOTE, SERIES 2018-F, DUE JUNE 22, 2029

No.

PPN: 655663 H@4

FOR VALUE RECEIVED, the undersigned, NORDSON CORPORATION, a corporation organized and existing under the laws of the State of Ohio (herein called the “Company”), hereby promises to pay to                                     , or registered assigns, the principal sum of $[                ] on June 22, 2029, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 4.12% per annum from the date hereof. Payments of interest shall be made semiannually, on June 22 and December 22, in each year, commencing on December 22, 2018, until the principal hereof shall have been paid. Any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and, to the extent permitted by applicable law, any overdue payment of interest, shall be payable semiannually as aforesaid on (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate. The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 6.12% or (b) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, National Association, from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield Maintenance Amount payable with respect to this Note are to be made at the main office of Wells Fargo Bank, National Association, in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Master Note Purchase Agreement, dated as of June 22, 2018 (herein called the “Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

F-1

This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

NORDSON CORPORATION

By:
Name: Gregory A. Thaxton
Title: Executive Vice President,
Chief Financial Officer

F-2

EXHIBIT G

[FORM OF SERIES 2018-G NOTE]

NORDSON CORPORATION

4.17% SENIOR NOTE, SERIES 2018-G, DUE JUNE 24, 2030

No.

PPN: 655663 H#2

FOR VALUE RECEIVED, the undersigned, NORDSON CORPORATION, a corporation organized and existing under the laws of the State of Ohio (herein called the “Company”), hereby promises to pay to                             , or registered assigns, the principal sum of $[                ] on June 24, 2030, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of 4.17% per annum from the date hereof. Payments of interest shall be made semiannually, on June 22 and December 22, in each year, commencing on December 22, 2018, until the principal hereof shall have been paid. Any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and, to the extent permitted by applicable law, any overdue payment of interest, shall be payable semiannually as aforesaid on (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate. The “Default Rate” shall mean a rate per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) the greater of (a) 6.17% or (b) 2.00% over the rate of interest publicly announced by Wells Fargo Bank, National Association, from time to time in New York City as its Prime Rate.

Payments of principal of, interest on and any Yield Maintenance Amount payable with respect to this Note are to be made at the main office of Wells Fargo Bank, National Association, in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Master Note Purchase Agreement, dated as of June 22, 2018 (herein called the “Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.

This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

G-1

This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

NORDSON CORPORATION

By:
Name: Gregory A. Thaxton
Title: Executive Vice President,
Chief Financial Officer

G-2

EXHIBIT H

NORDSON CORPORATION

28601 Clemens Road

Westlake, Ohio 44145

[        ] SUPPLEMENT TO MASTER NOTE PURCHASE

AGREEMENT DATED AS OF JUNE 22, 2018

Dated as of [            ]

TO EACH OF THE PURCHASERS LISTED IN

THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

The undersigned, Nordson Corporation, an Ohio corporation (herein called the “Company”), hereby agrees with you as set forth below:

1. Background. The Company entered into a Master Note Purchase Agreement dated as of June 22, 2018 with the purchasers listed in Schedule A thereto [and one or more supplements or amendments thereto] (as heretofore amended and supplemented, the “Note Purchase Agreement”) providing for the issuance by the Company of up to $500,000,000 aggregate principal amount of Additional Notes in series. Pursuant to the Note Purchase Agreement, the Company has issued $350,000,0000 aggregate principal amount of Series 2018 Notes [and {insert reference to any other series so issued}]. Capitalized terms used but not defined herein have the meanings ascribed in the Note Purchase Agreement.

2. Authorization of the New Series of Additional Notes. The Company has authorized the issue and sale of [                ] aggregate principal amount of Notes to be designated as its [    %] Senior Notes, Series [    ], due [    ], [    ] (the “Series [    ] Notes”). The Series [    ] Notes, together with the Series 2018 Notes [and the Series [    ] Notes] heretofore issued pursuant to the Note Purchase Agreement and each series of Additional Notes that may from time to time hereafter be issued pursuant to the provisions of paragraph 1B of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to paragraph 11D of the Note Purchase Agreement). The Series [    ] Notes shall be substantially in the form set out in Exhibit 1 to this [    ] Supplement, (this “Supplement”) with such changes therefrom, if any, as may be approved by you and the other Purchasers and the Company.

3. Sale and Purchase of Series [    ] Notes. Subject to the terms and conditions of this [    ] Supplement and the Note Purchase Agreement, the Company will issue and sell to you and each of the other Purchasers named in the attached Schedule A (the “Other Purchasers”), and you and each of the Other Purchasers will purchase from the Company, at the Closing provided for in paragraph 4 below, Series [    ] Notes in the principal amount specified opposite your respective names in the attached Schedule A at the purchase price of 100% of the principal amount thereof. Your obligation hereunder and the obligations of the Other Purchasers are several and not joint obligations and you shall have no liability to any Person for the performance or non-performance by any Other Purchaser hereunder.

4. Closing. The sale and purchase of the Series [    ] Notes to be purchased by the Purchasers shall occur at the offices of [                ] at 9:00 a.m., [    ] time, at a closing (the “Closing”) on [    ], [    ] or on such other Business Day thereafter on or prior to [    ], [    ] as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Series [    ] Notes to be purchased by you in the form of a single Note (or such greater number of Series [    ] Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [                ]at [Name and Address of Bank], ABA No. [                ]. If at the Closing the Company fails to tender such Series [    ] Notes to you as provided above in this paragraph 4, or any of the conditions specified in paragraph 5 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Supplement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

5. Conditions to Closing. Your obligation to purchase and pay for the Series [    ] Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the conditions set forth in paragraph 3 of the Note Purchase Agreement, as hereafter modified, and to the following additional conditions:

[Set forth any modifications and additional conditions.]

6. Representations and Warranties of the Company. The Company represents and warrants to you that each of the representations and warranties contained in paragraph of the Note Purchase Agreement is true and correct as of the date hereof (unless limited to an earlier date, in which case, as of such earlier date) (i) except that all references to “Purchaser” and “you” therein shall be deemed to refer to you and the Other Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” therein shall be deemed to include the Series [    ] Notes, and (ii) except for changes to such representations and warranties or the Schedules referred to therein that are set forth in the attached Schedule 6.

7. Representations of the Purchasers. You confirm to the Company that the representations and agreements set forth in paragraph 9 of the Note Purchase Agreement are true and correct as to such you.

8. Prepayment of the Series [    ] Notes. [Insert here optional and mandatory prepayment provisions for the Series [    ] Notes, including prepayment premiums, breakage amounts or yield-maintenance amounts, if any.]

9. Applicability of Note Purchase Agreement. Except as otherwise expressly provided herein (and expressly permitted by the Note Purchase Agreement), all of the provisions of the Note Purchase Agreement are incorporated by reference herein and shall apply to the Series [    ] Notes as if expressly set forth in this Supplement.

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

NORDSON CORPORATION

By:
Name:
Title:

The foregoing is agreed

to as of the date thereof.

[ADD PURCHASER SIGNATURE BLOCKS]

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Series [ ] Notes to be Purchased

Register Notes in name of:

(1)	All scheduled payments of principal and interest

by wire transfer of immediately available funds to:

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, premium, or interest.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices of payments and written confirmations of such wire transfers:

(3)	Original notes delivered to:

(4)	All other communications:

(5)	Tax ID No.

Schedule 6 to

[    ] Supplement

EXCEPTIONS TO REPRESENTATIONS

AND WARRANTIES

Exhibit 1 to

Supplement

FORM OF SERIES [    ] NOTE

EXHIBIT I

[FORM OF OPINION OF COMPANY’S COUNSEL]

[Letterhead of Taft Stettinius & Hollister LLP]

June 22, 2018

[List Purchasers]

Ladies and Gentlemen:

We have acted as counsel for Nordson Corporation (the “Company”) in connection with the Master Note Purchase Agreement, dated as of June 22, 2018, between the Company and each of the Purchasers listed on Schedule A thereto (the “Note Agreement”), pursuant to which the Company has issued to you today the 3.71% Senior Notes, Series 2018-A, due June 22, 2023 of the Company in the aggregate principal amount of $90,000,000, the 3.82% Senior Notes, Series 2018-B, due June 24, 2024 of the Company in the aggregate principal amount of $70,000,000, the 3.92% Senior Notes, Series 2018-C, due June 23, 2025 of the Company in the aggregate principal amount of $60,000,000, the 3.99% Senior Notes, Series 2018-D, due June 22, 2026 of the Company in the aggregate principal amount of $40,000,000, the 4.07% Senior Notes, Series 2018-E, due June 22, 2028 of the Company in the aggregate principal amount of $40,000,000, the 4.12% Senior Notes, Series 2018-F, due June 22, 2029 of the Company in the aggregate principal amount of $20,000,000, and the 4.17% Senior Notes, Series 2018-G, due June 24, 2030 of the Company in the aggregate principal amount of $30,000,000 (collectively, the “Notes”). All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3C of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established; nothing, however, has come to our attention to cause us to believe that any such factual matters are untrue. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by each of you in paragraph 9A of the Note Agreement.

Based on the foregoing, it is our opinion that:

1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio. The Company has all requisite corporate power to conduct its business as currently conducted and as currently proposed to be conducted.

2. The Company has all requisite corporate power to execute, deliver and perform its obligations under the Note Agreement and the Notes. The Note Agreement and the Notes have been duly authorized by all requisite corporate action on the part of the Company and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

5. The execution and delivery of the Note Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company [or any of its Subsidiaries] pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company [or any of its Subsidiaries], any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Note Agreement), instrument, order, judgment or decree to which the Company [or any of its Subsidiaries] is a party or otherwise subject.

6. The Company is not (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (b) a “holding company” of a “public utility company” of an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, or (c) a “public utility” within the meaning of the Federal Power Act, as amended.

7. To our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any governmental authority either (i) with respect to the Note Agreement or the Notes or (ii) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

[Customary assumptions and qualifications]

We acknowledge that the Company has requested that this opinion letter be rendered to each of you and to any Transferee, that this opinion letter is rendered with the intention that each of you and any Transferee may rely on this opinion letter, and that each of you and any Transferee may rely on this opinion letter.

Very truly yours,

EXHIBIT J

FORM OF COMPLIANCE CERTIFICATE

NORDSON CORPORATION

For Fiscal Quarter ended

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1) I am the duly elected [CEO/CFO/Treasurer] of NORDSON CORPORATION, an Ohio corporation (“Nordson”);

(2) I am familiar with the terms of that certain Master Note Purchase Agreement, dated as of June 22, 2018, among Nordson and the Purchasers listed on Schedule A thereto (as the same may from time to time be amended, restated or otherwise modified, the “Agreement”, the terms defined therein being used herein as therein defined), and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Nordson and its Subsidiaries during the accounting period covered by the attached financial statements;

(3) The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, as at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

(4) Set forth on Attachment I hereto are calculations of the financial covenants set forth in paragraph 6A of the Agreement, which calculations show compliance with the terms thereof and a calculation of Consolidated Total Assets.

IN WITNESS WHEREOF, I have signed this certificate the ___ day of ___, 20[     ].

NORDSON CORPORATION

By:
Name:
Title:

J-1

SCHEDULE 8G

AGREEMENTS RESTRICTING DEBT

1.	Primary Credit Facility

2.	2015 Term Loan Agreement

3.	NYLIM Note Purchase Agreement

4.	2018 Term Loan Agreement

5.	2012 Senior Note Purchase Agreement

6.	Bond Purchase Agreement by and among Emanuel County Development Authority as Issuer, the Company as Lessee, and PNC Bank, National Association, as Original Purchaser.

7.	Company-BTMU Debt

8.	Nordson Holdings S.a.r.l. Credit Agreement

9.	2017 Term Loan Agreement

10.	2015 Senior Note Purchase Agreement

8G-1